Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-1/A of Ascent Solar Technologies Inc. of our report dated March 10, 2023, relating to our audits of the December 31, 2022 and 2021 consolidated financial statements of Ascent Solar Technologies Inc.

We also consent to the reference to our firm under the caption "Experts" in such Registration Statement.

Haynie & Company

Salt Lake City, Utah

September 13, 2023